Exhibit 10.2

Annual Performance Bonus Plan Metrics for 2026

On January 27, 2026, the Compensation, Talent and Culture Committee of the Board of Directors of the Company approved the specific performance goals and business criteria to be used for purposes of determining any future cash awards for 2026 participants, including executive officers, under the Company’s Annual Performance Bonus Plan (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023). The Corporate performance criteria and weightings to be used for 2026 under the plan include attaining specified levels of:
•Company Adjusted EBIT Margin (40%)
•Quality (40%)
◦1-Month-In-Service (20%)
◦Milestone Achievement to deliver quality at launch (20%)
•Global Repair Order Duration (10%)
•Integrated Services Revenue per Vehicle Sold (10%)

Based on business performance results for 2026 against the targeted levels established for each metric, the Compensation, Talent and Culture Committee will determine the percentage of the target award that is earned, which could range between 0% and 200% depending on actual performance achieved relative to the target levels.